UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2022

Guaranty Federal Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23325 (Commission file number)	43-1792717 (IRS Employer Identification No.)

2144 E Republic Road, Suite F200

Springfield, Missouri 65804

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (833) 875-2492

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	GFED	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period of complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01 Other Events.

As previously disclosed in the definitive proxy statement (the “Proxy Statement”) on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on February 9, 2022 by Guaranty Federal Bancshares, Inc., a Delaware corporation (the “Company”, “Guaranty”, “we”, “us”, and “our”), and the Company’s Current Report on Form 8-K filed with the SEC on November 9, 2021 by the Company, the Company entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) on November 9, 2021 with QCR Holdings, Inc., a Delaware corporation (“QCRH” or “QCR Holdings”). Under the Merger Agreement, the Company will be merged into QCRH (the “Merger”), with QCRH surviving the Merger, subject to the terms and conditions set forth in the Merger Agreement.

This Form 8-K includes certain additional information to, and amends and supplements, the disclosures contained in the Proxy Statement and should be read in conjunction with the disclosures contained in the Proxy Statement, which in turn should be read in its entirety and together with any documents incorporated by reference therein. To the extent that information in this Form 8-K differs from or updates information contained in the Proxy Statement, the information in this Form 8-K shall supersede or supplement the information in the Proxy Statement. Nothing in this Form 8-K shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement. Unless stated otherwise, new text is bolded and underlined to highlight the supplemental information being provided to you.

The disclosure on page 24 of the Proxy Statement under the subheading “Record date, quorum and vote required” is hereby amended by revising the fifth paragraph as follows:

The record date for the Guaranty special meeting is January 25, 2022. Guaranty’s stockholders of record as of the close of business on that day will receive notice of and will be entitled to vote at the special meeting. As of the record date, there were 4,383,884 shares of Guaranty common stock outstanding and entitled to vote at the special meeting. The outstanding shares are held by approximately 1,342 holders of record.

The disclosure on page 28 of the Proxy Statement under the subheading “Background of the Merger” is hereby supplemented by revising the sixth paragraph as follows:

On June 25, 2020, Guaranty’s board of directors established a special committee of independent directors (which we refer to as the “Guaranty Special Committee”) to discuss, review, analyze, evaluate and negotiate possible strategic options with respect to Guaranty and to make reports and recommendations to Guaranty’s board of directors with respect thereto. Even though Guaranty’s board of directors was not aware of any conflict of interest, it determined it was in the best interest of Guaranty and its stockholders to have an independent, disinterested, and focused group of experienced directors evaluate a potential transaction for the benefit of the Guaranty board of directors. Guaranty’s board of directors appointed James Batten, John Griesemer, Tim Rosenbury, Tony Scavuzzo and Kurt Hellweg to the Guaranty Special Committee.

The disclosure on page 29 of the Proxy Statement under the subheading “Background of the Merger” is hereby supplemented by revising the seventh full paragraph as follows:

On May 12, 2021, Mr. Burke received an unsolicited call from Larry Helling and Todd Gipple, both executives of QCR. Mr. Burke and the QCR representatives were prior acquaintances, and had previously agreed to “stay in touch” concerning a potential transaction between Guaranty and QCR. Mr. Burke promptly updated the Guaranty Special Committee regarding the outreach from QCR. On June 12, 2021, Mr. Burke met with Mr. Helling and Mr. Gipple for dinner, where the parties discussed the possibility of a merger between QCR and Guaranty.

The disclosure on page 30 of the Proxy Statement under the subheading “Background of the Merger” is hereby supplemented by revising the second paragraph as follows:

On June 24, 2021, Guaranty’s board of directors, in executive session, discussed the Guaranty Special Committee’s findings to this point in the process. Also, because Mr. Scavuzzo was a Managing Principal at Castle Creek Capital (Guaranty’s largest stockholder), the Special Committee approved the removal of Mr. Scavuzzo from the Special Committee with the consent of Mr. Scavuzzo to avoid any potential implication that the Special Committee was conflicted due to any apparent incentive for Mr. Scavuzzo or Castle Creek Capital to enter into a sale transaction. The Guaranty Special Committee thereafter consisted of independent directors, James Batten, John Griesemer, Kurt Hellweg and David Moore who was added into the committee. Guaranty’s board of directors authorized entry into a non-disclosure agreement with QCR (which was signed by Guaranty and QCR on the same date) and also authorized additional discussions with Bidder 1 and Bidder 2.

The disclosure on page 30 of the Proxy Statement under the subheading “Background of the Merger” is hereby supplemented by adding the following paragraph after the fourth paragraph:

The non-disclosure agreements entered into by Guaranty with Bidder 1 and Bidder 2 did not contain a “don’t ask, don’t waive” standstill provision, whereas the non-disclosure agreement entered into by Guaranty with QCR did contain a “don’t ask, don’t waive” standstill provision.

The disclosure on page 30 of the Proxy Statement under the subheading “Background of the Merger” is hereby supplemented by revising the seventh paragraph in its entirety as follows:

In August 2021, the Guaranty Special Committee along with Guaranty’s board of directors held various meetings with representatives of KBW also in attendance to review and discuss non-binding proposals for a strategic transaction received from each of Bidder 2 and QCR. Bidder 2’s proposal had an implied valuation of $30.98 per share of Guaranty common stock to be paid 100% in Bidder 2 common stock at a fixed exchange ratio, and QCR’s proposal had an implied valuation of $28.41 per share of Guaranty common stock to be paid 80% in QCR common stock (at a fixed exchange ratio) and 20% in cash. QCR’s proposal was conditioned upon the execution of employment agreements with QCR by Mr. Burke and other members of Guaranty management identified by QCR, and QCR also offered Guaranty the right to appoint a director to QCR’s board of directors. Bidder 1 did not provide a proposal to Guaranty. At an August 24, 2021 meeting of the Guaranty Special Committee, KBW reviewed the financial terms of each proposal, and there was discussion regarding next steps. Given the competitive dynamics, the Guaranty Special Committee instructed KBW to contact each bidder and encourage them to increase their bids. On August 24, 2021, the closing price for Guaranty’s common stock was $24.27 per share.

The disclosure on page 31 of the Proxy Statement under the subheading “Background of the Merger” is hereby supplemented by revising the second full paragraph as follows:

During the next several weeks, Guaranty and QCR exchanged detailed due diligence requests and engaged in a thorough due diligence review that continued throughout the duration of the negotiations. During this same time period, QCR negotiated employment agreements with Mr. Burke and certain of members of Guaranty management. While the definitive merger agreement included QCR’s agreement to appoint one individual serving on the Guaranty board of directors to the QCR board of directors upon the effective time of the merger, Mr. Griesemer was not identified as Guaranty’s representative on QCR’s board of directors until February 2022.

The disclosure on page 41 of the Proxy Statement under the subheading “Opinion of Guaranty’s Financial Advisor” is hereby supplemented be adding the following paragraph below the table:

The low and high stock price-to-tangible book value per share multiples of the selected companies in the “Guaranty Selected Companies Analysis” were 0.86x and 1.30x, respectively. For the nine selected companies for which consensus “street estimates” for 2021 and 2022 were publicly available, the low and high stock price-to-2021 estimated EPS multiples of the selected companies were 7.8x and 22.9x, respectively, and the low and high stock price-to-2022 estimated EPS multiples of the selected companies were 8.0x and 17.7x, respectively. For the seven selected companies for which consensus “street estimates” for 2023 were publicly available, the low and high stock price-to-2023 estimated EPS multiples of the selected companies were 7.1x and 13.4x, respectively.

The disclosure on page 42 of the Proxy Statement under the subheading “Opinion of Guaranty’s Financial Advisor” is hereby supplemented by adding the following paragraph below the tables:

The low and high stock price-to-tangible book value per share multiples of the selected companies in the “QCR Selected Companies Analysis” were 1.12x and 3.24x, respectively, the low and high stock price-to-2021 EPS multiples of the selected companies were 7.4x and 23.2x, respectively, the low and high stock price-to-2022 estimated EPS multiples of the selected companies were 8.1x and 20.5x, respectively, and the low and high stock price-to-2023 estimated EPS multiples of the selected companies were 8.7x and 20.1x, respectively.

The disclosure on page 44 of the Proxy Statement under the subheading “Opinion of Guaranty’s Financial Advisor” is hereby supplemented revising the table and paragraph at the top of page 44 as follows:

The results of the analysis are set forth in the following table (excluding the impact of the LTM EPS multiples for two of the selected transactions, which multiples were considered not meaningful because they were greater than 35.0x):

The low and high transaction price-to-tangible book value percentages of the selected transactions in the “Selected Transactions Analysis” were 120% and 220%, respectively, the low and high transaction price-to-LTM EPS multiples of the selected transactions (excluding the impact of the LTM EPS multiples for two of the selected transactions, which multiples were considered not meaningful because they were greater than 35.0x) were 10.4x and 34.2x, respectively, and the low and high core deposit premiums of the selected transactions were 0.3% and 14.0%, respectively. For the 14 selected transactions which involved public acquirors and in which cash consideration was less than 50%, the low and high Pay to Trade ratios of the selected transactions were 0.70x and 1.24x, respectively. For the 13 selected transactions in which the acquired company was publicly traded, the low and high one-day market premiums of the selected transactions were 8.3% and 81.2%, respectively.

The disclosure on page 44 of the Proxy Statement under the subheading “Opinion of Guaranty’s Financial Advisor” is hereby supplemented by revising the paragraph that extends from the bottom of page 44 to the top of page 45 as follows:

Financial Impact Analysis. KBW performed a pro forma financial impact analysis that combined projected income statement and balance sheet information of QCR and Guaranty. Using (i) closing balance sheet estimates as of March 31, 2022 for QCR based on publicly available consensus “street estimates” of QCR and closing balance sheet estimates as of March 31, 2022 for Guaranty provided by Guaranty management, (ii) publicly available consensus EPS “street estimates” of QCR, (iii) financial and operating forecasts and projections of Guaranty provided by Guaranty management, and (iv) pro forma assumptions(including, without limitation, the cost savings, related expenses and balance sheet restructuring expected to result from the merger and certain purchase accounting adjustments and other merger-related adjustments and restructuring charges assumed with respect thereto) provided by QCR management, KBW analyzed the potential financial impact of the merger on certain projected financial results of QCR. This analysis indicated the merger could be accretive to QCR’s estimated 2023 EPS by approximately 13% and could be dilutive to QCR’s estimated tangible book value per share at closing as of March 31, 2022 by approximately 5%. Furthermore, the analysis indicated that, pro forma for the merger, each of QCR’s tangible common equity to tangible assets ratio, Tier 1 Leverage Ratio, Common Equity Tier 1 Ratio, Tier 1 Capital Ratio and Total Risk-based Capital Ratio at closing as of March 31, 2022 could be lower by approximately 92, 98, 105, 104 and 105 basis points, respectively. For all of the above analysis, the actual results achieved by QCR following the merger may vary from the projected results, and the variations may be material.

The disclosure on page 45 of the Proxy Statement under the subheading “Opinion of Guaranty’s Financial Advisor” is hereby supplemented by revising the first full paragraph as follows:

Guaranty Dividend Discount Model Analysis.   KBW performed a dividend discount model analysis of Guaranty to estimate a range for the implied equity value of Guaranty. In this analysis, KBW used financial forecasts and projections relating to the net income and assets of Guaranty provided by Guaranty management, and assumed discount rates ranging from 10.0% to 14.0%. The range of discount rates assumed in this analysis was selected taking into account capital asset pricing model implied cost of capital calculations and other factors based on KBW’s experience and judgment. The range of values was derived by adding (i) the present value of the estimated excess capital available for dividends that Guaranty could generate over the period from March 31, 2022 through December 31, 2026 as a standalone company, and (ii) the present value of Guaranty’s implied terminal value at the end of such period. KBW assumed that Guaranty would maintain a tangible common equity to tangible asset ratio of 8.00% and would retain sufficient earnings to maintain that level. In calculating the terminal value of Guaranty, KBW applied a range of 8.0x to 12.0x Guaranty’s estimated 2027 earnings. This dividend discount model analysis resulted in a range of implied values per share of Guaranty common stock of $23.96 to $36.77.

The disclosure on page 45 of the Proxy Statement under the subheading “Opinion of Guaranty’s Financial Advisor” is hereby supplemented by revising the third full paragraph as follows:

QCR Dividend Discount Model Analysis.   KBW performed a dividend discount model analysis of QCR to estimate a range for the implied equity value of QCR. In this analysis, KBW used publicly available consensus “street estimates” of QCR and assumed long-term growth rates for QCR provided by QCR management, and assumed discount rates ranging from 10.0% to 14.0%. The range of discount rates assumed in this analysis was selected taking into account capital asset pricing model implied cost of capital calculations and other factors based on KBW’s experience and judgment. The range of values was derived by adding (i) the present value of the estimated excess capital available for dividends that QCR could generate over the period from March 31, 2022 through December 31, 2026 as a standalone company, and (ii) the present value of QCR’s implied terminal value at the end of such period. KBW assumed that QCR would maintain a tangible common equity to tangible asset ratio of 8.00% and would retain sufficient earnings to maintain that level. In calculating the terminal value of QCR, KBW applied a range of 9.0x to 13.0x QCR’s estimated 2027 earnings. This dividend discount model analysis resulted in a range of implied values per share of QCR’s common stock of $59.40 to $85.66.

The disclosure on page 47 of the Proxy Statement under the subheading “Prospective financial information of Guaranty” is hereby supplemented by adding the following text and chart below the table and before the subheading “QCR’s reasons for the merger”:

In the dividend discount model analysis of Guaranty performed by KBW in connection with its opinion, the above estimated EPS, net income and total assets data for Guaranty and an assumed long-term growth rate of 5% (provided by Guaranty management) were used at the direction of Guaranty management to derive the following hypothetical implied future excess capital available for dividends that Guaranty could generate over the period from March 31, 2022 through December 31, 2026 as a standalone company, calculated generally as any portion of estimated net income available to Guaranty common stockholders in excess of an amount assumed to be retained by Guaranty to maintain the assumed tangible common equity to tangible asset ratio of 8.00%:

	March 31, 2022E	Nine-Months Ending December 31, 2022E	2023E	2024E	2025E	2026E
Hypothetical Implied Future Excess Capital Available for Dividends ($ in millions)	$2.2	$6.5	$9.4	$9.8	$10.0	$10.4

The long-term annual growth rate assumption provided by Guaranty management of 5.0% was also used at the direction of Guaranty management to extrapolate a 2027 net income estimate for Guaranty of approximately $16.0 million. The hypothetical implied future excess capital available for dividends and extrapolated 2027 net income estimate were calculated solely for purposes of the dividend discount model analysis performed in connection with KBW’s opinion, and none of Guaranty, QCR nor KBW assumes any responsibility for any use of such prospective information, or reliance on such prospective information, for any other purpose.

Additional Information and Where to Find It

In connection with the Merger, QCR Holdings has filed a registration statement on Form S-4 with the SEC. The registration statement includes a proxy statement of Guaranty that also constitutes a prospectus of QCR Holdings. The Company has also filed relevant materials with the SEC, including the Proxy Statement, which was filed on February 9, 2022. The Company has mailed or otherwise made available the Proxy Statement and a proxy card to each stockholder entitled to vote at the meeting relating to the proposed transaction. Company stockholders and other investors are advised to carefully read these materials (including any amendments or supplements thereto) and any other relevant documents filed with the SEC in respect of the Merger when they become available, as those documents do and will contain important information about the Merger and the parties to the Merger. Company stockholders and other investors may obtain free copies of the Proxy Statement and other relevant materials in connection with the Merger, along with other documents filed with the SEC, at the SEC’s website (http://www.sec.gov). These documents also can be obtained free of charge by accessing QCR Holdings’ website (for documents filed by QCR Holdings) at www.qcrh.com under the tab “Investors Relations” and then under “SEC Filings or by accessing Guaranty’s website (for documents filed by Guaranty) at investors.gbankmo.com under the tab “Investor Menu” and then under “SEC Filings.” Alternatively, these documents can be obtained free of charge from QCR Holdings upon written request to QCR Holdings, Inc., Attention: Corporate Secretary, 3551 7th Street, Moline, Illinois 61265 or by calling (319) 743-7006, or from Guaranty, upon written request to Guaranty Federal Bancshares, Inc., Attention: Ms. Vicki Lindsay, Corporate Secretary, 2144 S. Republic Road, Suite F200, Springfield, Missouri 65804.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Guaranty, QCR Holdings and certain of their respective directors and executive officers may be deemed to be participants  in the solicitation of proxies from stockholders in connection with the Merger under the rules of the SEC. Information about these participants may be found, with respect to Guaranty, in the definitive proxy statement of Guaranty relating to its 2021 Annual Meeting of Stockholders filed with the SEC on April 12, 2021 and the Proxy Statement with respect to the proposed transaction filed on February 9, 2022, and with respect to QCR Holdings, the definitive proxy statement of QCR Holdings relating to its 2021 Annual Meeting of Stockholders filed with the SEC on April 8, 2021. These documents can be obtained free of charge from the sources indicated above. To the extent that holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts printed in the latest proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Forward Looking Statements

This Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of QCR Holdings and Guaranty Federal Bancshares. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of QCR Holdings’ and Guaranty’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and neither QCR Holdings nor Guaranty Federal Bancshares undertakes any obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of QCR Holdings and Guaranty to control or predict, could cause actual results to differ materially from those in any forward-looking statements. These factors include, among others, the following: (i) the possibility that any of the anticipated benefits of the proposed transaction between QCR Holdings and Guaranty will not be realized or will not be realized within the expected time period; (ii) the risk that integration of operations of Guaranty, QCR Holdings and their respective bank subsidiaries will be materially delayed or will be more costly or difficult than expected; (iii) the inability to complete the proposed transaction due to the failure of the required stockholder approval; (iv) the failure to satisfy other conditions to completion of the proposed transaction, including receipt of required regulatory and other approvals; (v) the failure of the proposed transaction to close for any other reason; (vi) the effect of the announcement of the transaction on customer relationships and operating results and potential litigation related to the transaction; (vii) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (viii) the strength of the local, state, national and international economies; (ix) changes in state and federal laws, regulations and governmental policies concerning QCR Holdings’ and Guaranty’s general businesses; (x) changes in interest rates and prepayment rates of QCR Holdings’ and Guaranty’s assets (including the impact of LIBOR phase-out); (xi) increased competition in the financial services sector and the inability to attract new customers; (xii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (xiii) the loss of key executives or employees; (xiv) changes in consumer spending; (xv) diversion of management’s attention from ongoing business operations and opportunities due to the proposed merger; (xvi) unexpected outcomes of existing or new litigation involving QCR Holdings or Guaranty; (xvii) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), acts of war or threats thereof and other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse events; (xviii) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards; and (xix) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning QCR Holdings, Guaranty and their businesses, including additional factors that could materially affect QCR Holdings' and Guaranty’s financial results, are included in QCR Holdings' and Guaranty filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guaranty Federal Bancshares, Inc.

By:	/s/ Shaun A. Burke

Shaun A. Burke
President and Chief Executive Officer

Date: March 8, 2022